SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported)     July 31, 1998
                                                          ----------------------

                              SITEK, Incorporated
         (Formerly known as DentMart Group, Inc. and Elgin Corporation)
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             (Exact name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                 33-28417                               95-4585824
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         (Commission File Number)           (I.R.S. Employer Identification No.)


  1817 West 4th Street, Tempe, Arizona                    85281
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(Address of Principal Executive Offices)               (Zip Code)


                                 (602) 921-8555
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              (Registrant's Telephone Number, Including Area Code)


     DentMart Group, Inc., 192 Searidge Court, Shell Beach, California 93449
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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.           Changes in Control of Registrant
                  --------------------------------

(a)      1.       Effective  July 31,  1998,  pursuant  to the  terms of a Stock
Purchase and Exchange Agreement dated as of the 14th day of July, 1998, which became effective on July 31, 1998 (the "Exchange Agreement") SITEK, Incorporated, a Delaware corporation (the "Registrant" or "SITEK"), acquired all of the issued and outstanding common stock of CMP Solutions, Inc., an Arizona corporation ("CMP"), in exchange for 9,200,000 shares, or approximately 75.2% of the common capital stock of the Registrant. The terms of the acquisition are more fully described in the Exchange Agreement, a copy of which is attached as
Exhibit 10.1 hereto. The Registrant's shares were issued to the shareholders of CMP in the respective numbers of shares set forth opposite the name of each. Immediately following this exchange, the recipients owned the percentage set opposite their names of the common capital stock of the Registrant.

                           No. of Shares
Name                       of Common Stock            % of Common Stock
---------------            ---------------            -----------------
Julian Gates                  1,186,200                     9.7%
Mark G. Simon                 1,186,200                     9.7%
Vince Birdwell                  952,054                     7.8%
Paul Burke                      539,463                     4.4%
Don Jackson, Jr.              1,186,200                     9.7%
Paul Jackson                  1,186,200                     9.7%
Parag Modi                    1,186,200                     9.7%
Kevin Jackson                   948,960                     7.8%
Lowell R. Myers                 189,792                     1.6%
Peter Wilson                    638,731                     5.2%

         2. In connection with the Exchange Agreement, Mark A. DiSalvo resigned as the sole officer and director of the Registrant, effective July 31, 1998. Mr. Don Jackson, Jr. was elected as a member of the board of directors, president and chief executive officer and Mr. Paul Jackson was elected secretary of the Registrant on July 31, 1998. Paul Jackson is the son of Don Jackson, Jr.

(b) There are no arrangements known to the Registrant, including any pledge by any person of securities of Registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of Registrant.

Item 2.           Acquisition and Disposition of Assets.
                  --------------------------------------

         Pursuant to the terms of the Exchange Agreement, the Registrant acquired all of the outstanding shares of common stock of CMP, agreed to pay Mark A. DiSalvo $125,000 for his efforts in negotiating and completing the Exchange Agreement and entered into a registration rights agreement with the CMP shareholders (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, under certain conditions the CMP shareholders can cause the Registrant, at its expense, to include their shares of the Registrant's common stock in any registration of the Registrant's common stock under the Securities Act of 1993. The terms of the CMP shareholders' registration rights are more fully described in the Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 below. The terms of the acquisition are more fully described in the Exchange Agreement, a copy of which is attached as Exhibit 10.1 hereto. CMP is engaged in the businesses of consulting, manufacturing, software, marketing and sales in the semiconductor equipment industry. The Registrant intends to continue the same businesses.

Item 5.           Other Events
                  ------------

         On July 14, 1998, to effectuate a change of domicile to Delaware from Colorado, DentMart Group, Inc., a Colorado corporation ("DentMart"), merged with SITEK, a wholly owned subsidiary of DentMart. In connection with this redomestication merger, each shareholder of DentMart received one share of SITEK's common stock for every 1.65 shares of DentMart's common stock, effecting a one-for-1.65 reverse stock split. A copy of the Certificate of Ownership and Merger, including the Plan and Agreement of Merger is attached as Exhibit 2.1. A copy of the Articles of Merger or Share Exchange filed in the State of Colorado is attached as Exhibit 2.2.

Item 7.           Financial  Statements,  Pro Forma  Financial  Information  and
                  Exhibits.
                  --------------------------------------------------------------

a)       Financial Statements of Businesses Acquired

         It is impracticable to provide the required financial information at the time of the filing of this report. The required financial information will be filed no later than 60 days after this report on Form 8-K for the acquisition of CMP must be filed.

c)       Exhibits

         2.1 A copy of the Certificate of Ownership and Merger merging DentMart into SITEK, including the Plan and Agreement of Merger, is attached as Exhibit 2.1.

         2.2 A copy of the Articles of Merger or Share Exchange filed in the State of Colorado is attached as Exhibit 2.2.

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
         3.1 A copy of the Articles of Incorporation of SITEK, Incorporated is attached as Exhibit 3.1.

         10.1 A copy of the Exchange Agreement is attached as Exhibit 10.1.

         10.2 A copy of the Registration Rights Agreement is attached as Exhibit 10.2.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SITEK, Incorporated
                                      (Registrant)


Date: July 31, 1998                   By: /s/ Don Jackson, Jr.
                                         ---------------------
                                         Don Jackson, Jr., President, Director
                                         and Chief Executive Officer
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